WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HUINENG TECHNOLOGY CORPORATION

February 21, 2025

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being all of the Directors of HUINENG TECHNOLOGY CORPORATION, a Nevada corporation (the "Company"), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1. **Stock Issuance**

RESOLVED, that the Company is hereby authorized and instructed to issue in the name of the following person for an aggregate number of 39,000,000 shares of Common Shares, par value $0.001 per share ("Common Shares") IN consideration of a total proceed of $39,000 at a price of $0.001 per share:

Name	Shares to issue	Payment	Per share price
KAE REN TEE	39,000,000	$39,000	$0.001

RESOLVED, that the proper officers of this corporation be, and they hereby are authorized to issue and cause to be issued any and all documents and stock certificates necessary to effectuate the preceding resolution.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

GUOXIANG AO
Director

KAE REN TEE
Shareholder with 72.14% shareholding ownership